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                                                                 EXHIBIT - 10.52

                           FIRST AMENDMENT OF LEASE

     This First Amendment of Lease (this "Amendment") is entered into this 31 day of MARCH, 2000, by and between GALLERIA 400, LLC ("Landlord"), and ELTRAX SYSTEMS, INC. ("Tenant").


                                  WITNESSETH:


              WHEREAS, Landlord and Tenant have previously entered into that certain Galleria Atlanta Office Lease Agreement dated September 20, 1999 (the "Lease"), with respect to space in Atlanta Galleria Office Tower No. 400, a multistory office building located at 400 Galleria Parkway, Atlanta, Georgia 30339, such space (the "Premises") being identified as Suites 200 and 300 containing approximately 48,859 rentable square feet of space;

              WHEREAS, Landlord and Tenant desire to amend the Lease to modify certain provisions in the Lease relating to the Premises.

              NOW THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and the mutual covenants hereinafter set forth, Landlord and Tenant agree as follows:
              1. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.
              2. (a) The following language of Paragraph 12(b) of the Lease is hereby delete in its entirety;

              Landlord acknowledges that Tenant intends to conduct business in certain portions of the Premises twenty-four (24) hours per day, seven (7) days per week, and that such usage will require heating and/or air conditioning beyond the normal operating hours of the Building. To accommodate such usage by Tenant, Tenant shall tie directly into the cooling tower for the Building so that heating and air conditioning to such portions of the Premises can be provided on a twenty-four (24) hour per day, seven (7) day per week basis. To compensate Landlord for such after hours heating and cooling, including, but not limited to, depreciation and maintenance expenses for the cooling tower, Tenant shall pay to Landlord monthly, at the same time and in the same manner that payments of monthly rent are due under this Lease, the amount of $2,607.00 per month; provided, however, that in the event any other tenant in the Building requires and is provided after hours heating and/or cooling for such tenant's premises, and Landlord collects a charge for such after hours heating and/or cooling, Landlord shall apply as a credit against such monthly amount due and payable by Tenant, an amount equal to $5.50 for each hour of after hours heating and/or cooling scheduled by each such other tenant for which Landlord receives payment.

              (b) The following new language is hereby inserted in Paragraph 12(b) in lieu of the foregoing deleted language:

              Landlord acknowledges that Tenant intends to conduct business in certain portions of the Premises twenty-four (24) hours per day, seven (7) days per week, and that such usage will require heating and/or air conditioning beyond the normal operating hours of the Building. To accommodate such usage by Tenant, Tenant shall tie directly into the cooling tower for the Building so that heating and air conditioning to such portions of the Premises can be provided on a twenty-four (24) hour per day, seven (7) day per week basis. To compensate Landlord for such after hours heating and cooling, including, but not limited to, depreciation and maintenance expenses for the cooling tower, Tenant shall pay to Landlord monthly, at the same time and in the same manner that payments of monthly rent




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              are due under this Lease, the amount of $1,303.50 per month;
              provided, however, that if Landlord fails to receive at least $1,303.50 per month from other tenants in the Building for after hours heating and/or cooling, Tenant shall also pay to Landlord, at the time said monthly payment of $1,303.50 is due, an additional monthly amount equal to $1,303.50 less the amount actually received by Landlord during such month from such other tenants for after hours heating and/or cooling (but not less than $0.00).

              3. The Lease, as amended by this Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with the Lease, as amended by this Amendment, shall continue in full force and effect. This Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Amendment, the Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect. The Lease, as amended by this Amendment, is enforceable against the parties hereto in accordance with its terms.

              4. This Amendment shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

              5. This Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and the Lease, as amended by this Amendment, shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto. The Lease and this Amendment shall be construed together as a single instrument.

              IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                         LANDLORD: GALLERIA 400, LLC



                         By:        STEPHEN A. MITCHELL
                            -----------------------------------
                            Name:   STEPHEN A. MITCHELL
                            Title:  GENERAL PARTNER



                         Attest:       CYNTHIA K. MANNING
                                -------------------------------
                                Name:  CYNTHIA K. MANNING
                                Title: RESUPPORT ASSISTANT


                         TENANT: ELTRAX SYSTEMS, INC.


                         By:        DON G. HALLACY
                            -----------------------------------
                            Name:   DON G. HALLACY
                            Title:  PRESIDENT AND CEO


                         Attest:    ALDIA CAGE
                                 -----------------------------
                                 Name:   ALDIA CAGE
                                 Title:  EXECUTIVE ASSISTANT


                                         (CORPORATE SEAL)